EXHIBIT 12.1
                     American Home Mortgage Investment Corp.
                Computation of Ratio of Earnings to Fixed Charges
                             (Dollars in thousands)

                                                                                                                   Nine Months
                                                                                                                      Ended
                                                                 Years Ended December 31,                         September 30,
                                                  --------------------------------------------------------------- -------------
                                                       1999         2000         2001         2002        2003         2004
                                                  --------------------------------------------------------------- -------------
Income before income taxes and minority interest   $    5,337   $   10,167   $   40,587   $   68,453   $  122,984   $   71,600

Add: Fixed Charges
Interest expense                                        5,018       20,329       36,396       32,200       60,881      132,596
Estimated interest within rental expense                  616        1,144        2,049        3,320        6,457        5,602
                                                  --------------------------------------------------------------- -------------
Total fixed charges                                     5,634       21,473       38,445       35,520       67,338      138,198
                                                  --------------------------------------------------------------- -------------

Add: Distributed income of equity investees                --          157          697          698          713          408

                                                  --------------------------------------------------------------- -------------
Income before fixed charges, income taxes
and minority interest                              $   10,971   $   31,797   $   79,729   $  104,671   $  191,035   $  210,206
                                                  --------------------------------------------------------------- -------------

Ratio of earnings to fixed charges                       1.95         1.48         2.07         2.95         2.84         1.52
                                                  =============================================================== =============